U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 2, 1999


                           ROCHEM ENVIRONMENTAL, INC.
               (Exact Name of Registrant as Specified in Charter)


                                      UTAH
                         (State or Other Jurisdiction of
                         Incorporation or Organization)



               0-23226                            76-0422968
      (Commission File Number)        (I.R.S. Employer Identification No.)



                    610 N. MILBY STREET, HOUSTON, TEXAS 77003
           (Address of principal executive offices including zip code)


                                (713) 224-7626
             (Registrant's telephone number, including area code)

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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Inapplicable.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Inapplicable.


ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Inapplicable.


ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Inapplicable.


ITEM 5.     OTHER EVENTS

      Rochem Environmental, Inc. has been treating waste water generated by a hydrodrilling process at the Chevron refinery in Pascagoula, Mississippi. Another contractor has provided the hydrodrilling service. In order to streamline their contracting, Chevron decided to combine both of these activities under one contract and offered it for bids. The Company was notified on July 2, 1999 that it was not selected as the final contractor for both the hydrodrilling and waste water treatment service. Therefore, as of August 1999, the Company will no longer provide these services, which has been a significant source of revenue for the Company.

      For the fiscal year ended September 30, 1997, the Company's revenue totaled $1,427,202 of which $768,738 was generated by service work at the Chevron refinery. For the fiscal year ended September 30, 1998, the Company's revenue totaled $1,427,257 of which $772,539 was generated by service work at the Chevron refinery. For the six months ended March 31, 1999 revenue generated by the service work at the Chevron refinery was $400,777 of the total revenue of $1,083,482.

      The Company is in negotiations for several contracts that range in value from $250,000 to $4,500,000 that the Company believes will be finalized in the near future and which are expected to generate sufficient cash flows to continue to fund operations and meet working capital needs during Fiscal 1999. Management can provide no assurance these negotiations will result in firm contracts.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

      Inapplicable.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Inapplicable.


ITEM 8. CHANGE IN FISCAL YEAR

     Inapplicable.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ROCHEM ENVIRONMENTAL, INC.



                                   By: /s/ ERICK J. NEUMAN
                                           Erick J. Neuman
                                           President, Chief Executive Officer,
                                           Chief Financial Officer, Principal
                                           Accounting Officer and Secretary



DATE: July 13, 1999